QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.36

FIRST AMENDMENT
TO
HUNTSMAN OUTSIDE DIRECTORS ELECTIVE DEFERRAL PLAN

        This First Amendment to the HUNTSMAN OUTSIDE DIRECTORS ELECTIVE DEFERRAL PLAN (the "Plan") is entered into this 28 day of April, 2006.

        WHEREAS, Huntsman Corporation (the "Company") has adopted the Plan and desires to amend it to clarify the limitations on changes in the form of payment in compliance with the proposed regulations issued under Section 409A of the Code.

        NOW, THEREFORE, the Plan is hereby amended as follows:

        1.     Effective January 1, 2006, Section 6.3 of the Plan is restated to read as follows:

          6.3    Changes in Form of Payment.    A Director may change his or her election of the form of payment for a Commencement Date by submitting a written election form to the Plan Administrator; provided

          (a)   such election shall not be effective for a Commencement Date that occurs within 12 months from the date the election form was received by the Plan Administrator; and

          (b)   if the Commencement Date is on account of a separation from service as that term is used in Section 3.14, notwithstanding other provisions of this Plan, the payment or payments to which the Director is entitled shall not commence to be paid to the Director until 5 years from the date that the payment or payments would otherwise have commenced if the election to change the form of payment had not been made.

        2.     Except as expressly amended by this First Amendment, the terms of the Plan as existing immediately prior to this amendment shall remain in full force and effect.

        DATED the day and year first above written.

HUNTSMAN CORPORATION
By:	/s/ KIMO ESPLIN
Name:	Kimo Esplin
Title:	Executive Vice President & CFO

QuickLinks

FIRST AMENDMENT TO HUNTSMAN OUTSIDE DIRECTORS ELECTIVE DEFERRAL PLAN